Exhibit 10.99

Execution Version

SEVENTH AMENDMENT
TO NOTE AND WARRANT PURCHASE AGREEMENT

THIS SEVENTH AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT (this “Amendment”) is dated as of March 30, 2009 by and among ISI Security Group, Inc., a Delaware corporation formerly known as ISI Detention Contracting Group, Inc. (the “Company”), and William Blair Mezzanine Capital Fund III, L.P., a Delaware limited partnership (the “Purchaser”).

RECITALS:

WHEREAS, the Company, the Purchaser and the Guarantors (as such term is defined in the Purchase Agreement (as defined below)) (such Guarantors are parties to the Purchase Agreement solely for the purposes of Section 8 thereof) previously entered into that certain Note and Warrant Purchase Agreement, dated as of October 22, 2004, as amended by that certain Omnibus First Amendment to Note and Warrant Purchase Agreement and Warrant dated as of November 1, 2005, by that certain Omnibus Second Amendment to Note and Warrant Purchase Agreement and Warrant, dated as of July 31, 2007, by that certain Third Amendment to Note and Warrant Purchase Agreement, dated as of January 2, 2008, by that certain Fourth Amendment to Note and Warrant Purchase Agreement, dated as of June 25, 2008, by that certain Fifth Amendment and Waiver to Note and Warrant Purchase Agreement, dated as of November 13, 2008 and by that certain Sixth Amendment to Note and Warrant Purchase Agreement, dated as of January 8, 2009 (as further amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, the Company has requested, and the Purchaser is willing to, amend the Purchase Agreement, subject to the terms and conditions of this Amendment;

WHEREAS, this Amendment shall constitute a Transaction Document, and these Recitals shall be construed as part of this Amendment; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Purchase Agreement.

NOW, THEREFORE, in consideration of the above premises, the agreements contained herein and other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.               Amendment to the Purchase Agreement.

(a)           Effective as of December 31, 2008, Section 1.1 of the Purchase Agreement is hereby amended by amending and restating the following definitions in their entirety:

““Permitted Indebtedness” means:

(a)           the Obligations;

(b)           the Senior Debt;

(c)           Indebtedness (other than with regard to the Green Wing Lease as described in subpart (i) below) not to exceed $600,000 in the aggregate at any time outstanding secured by purchase money Liens or incurred with respect to Capital Leases;

(d)           Indebtedness identified on the Indebtedness Schedule,

(e)           unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(f)            Indebtedness secured by Permitted Encumbrances;

(g)           operating lease obligations, excluding real property leases, requiring payments not to exceed $500,000 in the aggregate for the Company and its Subsidiaries during any Fiscal Year of the Company;

(h)           operating lease obligations solely with respect to real property leases requiring payments not to exceed $750,000 in the aggregate for the Company and its Subsidiaries during any Fiscal Year of the Company;

(i)            intercompany Indebtedness; and

(j)            Indebtedness in connection with the Green Wing Lease.”

(b)           Section 4.7(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(a)         Maximum Capital Expenditures.  (i) For the fiscal quarters ending March 31, 2009, June 30, 2009 and September 30, 2009, the Company and its Subsidiaries, on a consolidated basis, shall not make Capital Expenditures in excess of $330,000 per fiscal quarter; and (ii) for the twelve (12) month period ending on December 31, 2009 and each twelve (12) month period ending on the last day of each fiscal quarter thereafter, the Company and its Subsidiaries, on a consolidated basis, shall not make Capital Expenditures in excess of $2,000,000.”

Section 2.               Representations and Warranties.  To induce the Purchaser to enter into this Amendment, the Company represents and warrants that:

(a)           Representations, Warranties; No Default.  The warranties and representations of the Company contained in the Transaction Documents shall be true and correct as of the effective date hereof, with the same effect as though made on such date, except to the extent that such warranties and representations expressly relate to an earlier date.  No Event of Default or Potential Event of Default has occurred and is continuing under the Purchase Agreement.

(b)           Organizational Authority.  (i) The execution, delivery and performance by the Company of this Amendment are within its corporate powers and have been duly authorized by all necessary corporate action, (ii) this Amendment is the legal, valid and binding obligation of the Company enforceable in accordance with its terms and (iii) neither the execution and delivery nor the performance by the Company of this Amendment (1) violates any law or regulation, or any other decree of any governmental body, (2) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound, (3) results in the creation or imposition of any Lien, upon any of the Collateral (as defined in the Senior Loan Documents) other than Liens in favor of the Senior Lender, (4) violates or conflicts with the certificate of incorporation or bylaws of such Person, or (5) requires the consent, approval or authorization of, or declaration or filing with, any other Person, except for those already duly obtained.

Section 3.               Conditions Precedent.  The effectiveness of this Amendment is subject to the following conditions precedent:

(a)           No Default.  No Potential Event of Default or Event of Default under the Purchase Agreement shall have occurred and be continuing.

(b)           Warranties and Representations.  The warranties and representations of the Company contained in the Transaction Documents shall be true and correct as of the effective date hereof, with the same effect as though made on such date, except to the extent that such warranties and representations expressly relate to an earlier date.

(c)           Execution and Delivery.  The Company and the Purchaser shall have executed and delivered this Amendment, that certain Allonge to Amended and Restated Senior Subordinated Promissory Note A dated as of the date hereof between the Company and the Purchaser and that certain Allonge to Third Amended and Restated Senior Subordinated Promissory Note dated as of the date hereof between the Company and the Purchaser.

(d)           Other.  The Company shall have executed and delivered to the Purchaser such other documents and instruments that the Purchaser may reasonably request to effect the purposes of this Amendment, including, without limitation, a corresponding amendment to the Loan and Security Agreement of Senior Lender.

Section 4.               Reference and Effect on Operative Documents.

(a)           Ratification.  Except as specifically amended above, the Purchase Agreement and the other Transaction Documents, as amended, shall remain in full force and effect.  Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not effect a novation of the Purchase Agreement or any other Transaction Document.  The Company hereby ratifies and reaffirms each of the terms and conditions of the Transaction Documents to which it is a party and all of its obligations thereunder.

(b)           References.  Upon the effectiveness of this Amendment, each reference in (i) the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” or words of similar import, and

(ii) any other Transaction Document to “the Agreement” or “the Purchase Agreement” shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Purchase Agreement or such other Transaction Documents, as applicable, as amended hereby.

Section 5.               Miscellaneous.

(a)           Additional Fee and Expenses.  Pursuant to Section 9.1 of the Purchase Agreement, the Company further agrees to pay on demand all reasonable legal fees and out-of-pocket costs and expenses of or incurred by the Purchaser in connection with the instruments and agreements contemplated hereby.  The failure of the Company to comply with the foregoing requirements shall constitute an immediate Event of Default under the Purchase Agreement.

(b)           Binding Effect.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(c)           Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one and the same instrument.

(d)           Governing Law.  This Amendment shall be governed by the laws of the State of Illinois, without giving effect to its conflict of laws principles.

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Signature Page to Seventh Amendment and
Waiver to Note and Warrant Purchase Agreement

COMPANY:		PURCHASER:

ISI SECURITY GROUP, INC., a Delaware corporation, formerly known as ISI Detention Contracting Group, Inc.		WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P.
		By:	William Blair Mezzanine Capital
Partners III, L.L.C., its General Partner
By:	/s/ Donald F. Neville
Name:	Donald F. Neville
Its:	CFO
		By:	/s/ Marc Walfish
		Name:	Marc Walfish
		Its:	Managing Director